Exhibit 10.1
POWERSECURE INTERNATIONAL, INC.
2010 EXECUTIVE INCENTIVE COMPENSATION PLAN
Adopted April 14, 2010
SECTION 1
Purpose
     The purpose of PowerSecure International, Inc. 2010 Executive Incentive Compensation Plan is to increase stockholder value and to enhance the ability of the Company to attract, retain and motivate high quality and high performing executives by providing those executives with incentives and awards for making significant contributions to the financial success of the Company based on the achievement of financial and other Performance Goals.
SECTION 2
Definitions
     The following terms as used in the Plan shall have the meanings set forth below:
     (a) “Award” means, as to any Performance Period, a cash payment made under the Plan to a Participant for such Performance Period.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder, and any successor provisions, rules, regulations and interpretations.
     (d) “Committee” means the Compensation Committee of the Board, or any successor committee appointed by the Board to administer the Plan, or a subcommittee thereof.
     (e) “Company” means PowerSecure International, Inc. or any successor thereto, together with its Subsidiaries.
     (f) “Effective Date” of the Plan means April 14, 2010.
     (g) “Executive” means an officer or other key employee of the Company or a Subsidiary.
     (h) “Fiscal Year” means the fiscal year of the Company, which as of the Effective Date is the period commencing on January 1 and ending on December 31 of each calendar year.
      (i) “Participant” means, as to any Performance Period, any Executive who has been selected by the Committee for participation in the Plan for such Performance Period.
     (j) “Payout Formula” means, as to any Performance Period, the formula or payout matrix established by the Committee in order to determine the Awards (if any) to be paid to the Participants. The formula or matrix may differ from Participant to Participant.
     (k) “Performance Goals” means the goals or other standards of measurement of Company performance and individual performance applicable to a Participant for a Performance Period as established by the Committee.
     (l) “Performance Period” means a Fiscal Year, or any other period of time selected by the Committee, to which an Award relates.

     (m) “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     (n) “Plan” means the PowerSecure International, Inc. 2010 Executive Incentive Compensation Plan, as amended from time to time in accordance with the provisions hereof.
     (o) “Subsidiary” means any corporation, partnership, limited liability company, trust or other entity (whether now or hereafter existing) which, on the date of determination, qualifies as a subsidiary corporation of the Company under Section 425(f) of the Code, and any successor thereto.
     (p) “Target Award” means the target Award payable under the Plan to a Participant for a Performance Period, expressed as a percentage of the Participant’s Base Salary or as a specific dollar amount, as determined by the Committee hereunder.
SECTION 3
Administration
     (a) Administration by the Committee. The Plan shall be administered by the Committee.
     (b) Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law and subject to such resolutions, not inconsistent with the Plan, as may be adopted by the Board, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate the Participants; (ii) grant Awards under the Plan to Participants; (iii) determine the type or types of Performance Goals and the Performance Period with respect to each Award; (iv) determine the size of Awards and establish any other terms and conditions of any Award; (v) construe, interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vi) adopt, amend, suspend, waive or rescind such rules and regulations and appoint such agents as it shall deem necessary or desirable for the administration of the Plan; (vii) correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any agreement evidencing an Award or other instrument entered into or Award made under the Plan; and (viii) make any other determinations and decisions and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     (c) Exercise of Authority. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, its Subsidiaries, Executives, Participants and their legal representatives and beneficiaries and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine. The Committee may appoint agents to assist it in administering the Plan.
     (d) Committee Proceedings. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting of the Committee duly called and held.
     (e) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, legal counsel, other consultants or any other agents assisting in the administration of the Plan. Members of the Committee, and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by PowerSecure with respect to any such action or determination.
SECTION 4
Eligibility
     Executives shall be eligible to be selected by the Committee to be Participants in the Plan and to be granted Awards under the Plan.
SECTION 5
Awards
     (a) General. Subject to the provisions of the Plan, Awards may be granted as set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 7 hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections pertaining to his Award. Subject to the provisions of the Plan, the Committee shall have the right, in its sole and absolute discretion, to accelerate the vesting or exercising of any Award granted under the Plan. Except as required by applicable law, Awards shall be granted for no consideration other than prior and future services.
     (b) Selection of Participants. The Committee, in its sole discretion, shall select the Executives who shall be Participants in the Plan for any Performance Period. Participation in the Plan is on a Performance Period by Performance Period basis, so no Executive who is a Participant for any given Performance Period is entitled to being selected as a Participant in any subsequent Performance Period.
     (c) Establishment of Performance Goals. At the commencement of each Performance Period, the Committee shall establish for each Participant one or more Performance Goals for such Performance Period, and the relative weight to be given to each Performance Goal. The Performance Goals and the weighting thereof may vary by Participant and may be different for different Performance Periods and for different Awards. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achieving one or more Performance Goals. The Performance Goals utilized by the Committee for each Participant may be based on individual performance, corporate financial measures on either a consolidated, Subsidiary or business unit basis (including but not limited to revenues (including total revenues, recurring revenues, or other category of revenues), operating income, pre-tax income, net income, gross profit, costs, cash flow, cash position, EBITDA, any of the preceding measures as a percent of sales, earnings per share (before or after taxes), return on equity, return on investment, return on assets, return on capital, total stockholder return and change in Company stock price), other Company and business unit financial objectives, operational efficiency measures, and other objectives tied to the Company’s success or such other goals and criteria as the Committee shall determine in its discretion. Any criteria may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per share basis, (iv) against the performance of the Company or a Subsidiary as a whole or a segment or business unit of the Company or a Subsidiary, and/or (v) on a pre-tax or after-tax basis. Prior to the end of any Performance Period, the Committee shall determine whether any element or elements shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.
     (d) Establishment of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant.

     (e) Determination of Payout Formula or Formulae. For each Performance Period, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the amount of the Award (if any) payable to each Participant. Each Payout Formula (i) shall be based on a comparison of actual performance to the Performance Goals, (ii) shall provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (iii) may provide for an Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals.
     (f) Determination and Payment of Awards. As soon as practicable after the end of a Performance Period, the Committee will determine the amount, if any, of the Award earned by each Participant under the applicable Performance Goals. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance. Awards will be payable promptly after the determination of the Awards by the Committee. Awards under the Plan will be paid to the Participants in cash, provided that the Committee may, in its discretion, permit Participants to defer the payment of all or a portion of their Awards in accordance with Section 409A of the Code, or if the Company has adopted a deferred compensation plan and the Participant is also eligible to participate therein, to defer the payment of all or a portion of their Awards in accordance with the terms of such Plan
     (g) Form of Payment of Awards. Awards under the Plan shall be paid to the Participants in cash (or its equivalent) in a single lump sum, provided that the Committee may, in its discretion, permit Participants to defer the payment of all or a portion of their Awards in accordance with Section 409A of the Code, or if the Company has adopted a deferred compensation plan and the Participant is also eligible to participate therein, to defer the payment of all or a portion of their Awards in accordance with the terms of such Plan.
     (h) Committee Discretion. Notwithstanding the attainment by the Company or any Participant of one or more specified Performance Goals or any other provision of the Plan to the contrary, the Committee shall have the discretion to increase, eliminate or reduce the Award that which otherwise would be payable to a Participant under the Payout Formula, based on such factors as deemed appropriate by the Committee.
SECTION 6
Termination of Employment
     (a) General Termination of Rights Hereunder. Except as may be otherwise determined by the Committee, in the event a Participant’s employment with the Company terminates for any reason, voluntarily or involuntarily, before the last date of a Performance Period, then that Participant shall have no further rights under the Plan and shall not be entitled to payment of any Award under the Plan, except as provided in this Section 6.
     (b) Termination by the Company for Cause. If a Participant’s employment is terminated by the Company for “cause”, as defined and determined by the Committee in its sole discretion (provided that if the Participant has an employment agreement with the Company and the term “cause” or a like term is defined therein, the definition in such employment agreement shall be used), then, except as otherwise determined by the Committee, that Participant shall have no further rights under the Plan and shall not be entitled to payment of any Award under the Plan with respect to any prior or current Performance Period.
     (c) Termination by the Company without Cause or due to a Change in Control. If a Participant’s employment is terminated by the Company without “cause” (as defined in Section 6((b)) or upon or following a change in control of the Company (as defined by the Committee), then, except as otherwise determined by the Committee, that Participant shall be entitled to payment of any Award under the Plan to which such Participant would have been entitled if such Participant had remained employed with the Company throughout the Performance Period in effect on the date of termination (the “Pro Forma Award”).
     (d) Termination Due to Participant’s Death or Disability. In the event the Participant’s termination of employment occurs due to the Participant’s death or disability, then the Participant (or his estate or beneficiaries) shall be entitled to receive a pro rata portion of the Award to which such Participant would have been entitled if such Participant had remained employed with the Company throughout the Performance Period in effect on the date of termination, based on (i) a fraction, (A) the numerator of which is equal to the number of months (including the month of termination) the Participant was employed during such Performance Period, (B) and the divisor of which is equal to the number of months in the Performance Period, multiplied by (ii) the amount of the Award divided by twelve (12), (ii) multiplied by the Pro Forma Award.
     (e) Termination Due to Voluntary Termination by the Participant. In the event the Participant’s employment is voluntarily terminated by the Participant, then the Committee may, in its sole and complete discretion, value and direct that some portion of the Award be deemed earned and payable, taking into account the duration of employment during the Performance Period, the Participant’s performance, and such other matters as the Committee shall deem appropriate.
SECTION 7
Amendments to and Termination of the Plan and Awards
     The Board may, in its sole discretion, from time to time amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofor granted to him. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.
SECTION 8
General Provisions
     (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Board, postpone the issuance or delivery of any benefits under any Award until completion of any required action under any applicable federal, state or local law, rule, regulation, order, decree or other requirement, or compliance with any other obligation of the Company, as the Board may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the payment of any Award in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.
     (b) No Transferability. No Award granted under the Plan, nor any other rights acquired by a Participant under the Plan, shall be assignable or transferable by a Participant, other than by a will or the laws of descent and distribution, and no Award under the Plan shall be subject in any manner to anticipation, pledge, encumbrance, charge, garnishment, execution or levy or lien of any kind, whether voluntary or involuntary, and any attempt contrary thereto shall be void.. Following any permitted transfer, any transferee shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.
     (c) Designation of Beneficiary. Subject to applicable law, each Participant shall have the right to file with the Company a written designation of one or more Persons as beneficiaries who shall be entitled to receive the amount, if any, payable under the Plan pursuant to an award upon the Participant’s death. A Participant may from time to time revoke or change the beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling,; provided, however, that no designation, change or evocation thereof shall be effective until received by the Company prior the to the Participant’s death, and in no event shall it be effective as of a date prior to receipt. If no such beneficiary designation is in effect at the time of a Participant’s death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable pursuant to an Award under the Plan upon the Participant’s death shall be made to the Participant’s estate by the Committee. If the Committee is in doubt as to the right of any Person to receive any amount, then the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction or to the estate of the Participant, in which event the Company and the Committee shall have no further liability to any Person with respect to such a amount.
     (d) No Rights to Awards. Nothing in the Plan shall be construed as giving any Participant, Executive or other Person any right to claim to be granted any Award under the Plan, or to be treated uniformly with other Participants and Executives.
     (e) Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted or any payment due under the Plan amounts of withholding and other taxes due with respect to an Award and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Awards.
     (f) No Right to Employment. Nothing contained in the Plan shall, and no grant of any Award shall be construed to, (i) confer, upon any Participant or any Executive, any right to continue in the employ or service of the Company or any Subsidiary or (ii) interfere in any way with the right of the Company or any Subsidiary to (A) terminate any Participant’s or Executive’s employment or service at any time or (B) increase or decrease the compensation of any Participant or Executive from the rate in existence at the time of granting of an Award, except as may be expressly provided in any Award or other compensation arrangement.
     (g) Unfunded Status of Awards. Each Award payable under the Plan shall be paid solely from the general assets of the Company. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation, and the Company shall not have any obligation to establish any trust or other special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan. With respect to any payments not yet made to Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Board, in its sole and absolute discretion, may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Board otherwise determines.
     (h) No Limitation on Other Compensatory Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable only in specific cases.
     (i) Governing Law. The validity, interpretation, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award thereunder shall be governed by the laws of the State of Delaware (without regard to provisions governing conflicts of laws) and applicable federal law.
     (j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be deleted and the remainder of the Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Board, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Board.
     (k) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (l) Indemnification. Each Person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
     (m) Construction. For purposes of the Plan, the following rules of construction shall apply: (i) the word “or” is disjunctive but not necessarily exclusive; (ii) words in the singular include the plural; words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders; and (iii) words in the masculine or feminine gender include the other and neuter genders.
     (n) Costs and Expenses. The costs and expenses of administering the Plan shall be borne solely by the Company.
     (o) Requirements of Law. The Plan and all Awards under the Plan shall be subject to tall applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
SECTION 9
Effective Date and Termination
     (a) Effective Date. The Plan shall commence and become effective as of the Effective Date.
     (b) Termination. The Plan shall continue in effect on and after the Effective Date until December 31, 2019, unless earlier terminated by the Board. No Awards shall be made under the Plan after the termination of the Plan.